Exhibit 31.4

CERTIFICATION

I, Richard P. Shea, Senior Vice President, Chief Financial Officer of Momenta Pharmaceuticals, Inc., certify that:

1.                                      I have reviewed this Amendment No. 1 on Form 10-K/A of Momenta Pharmaceuticals, Inc.

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Richard P. Shea
Dated: November 14, 2008	Richard P. Shea
Senior Vice President, Chief Financial Officer